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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 1996 Equity Incentive Plan, as amended and the Symantec Corporation 1998 Employee Stock Purchase Plan, as amended of our report dated April 24, 2001, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 30, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ------------------------------


San Jose, California
January 18, 2002